UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026 (February 10, 2026)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2026, the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), met and approved the following compensation arrangements for 2026 for Kevin J. Hammons, Chief Executive Officer of the Company, and Kevin A. Stockton, Executive Vice President of Operations and Development of the Company, each of whom was a named executive officer as reflected in the Company’s definitive proxy statement for its 2025 annual meeting of stockholders (the “2025 Proxy Statement”), along with Jason K. Johnson, the Company’s Executive Vice President and Chief Financial Officer (who was appointed to this role during 2025 and will be a named executive officer as will be reflected in the Company’s upcoming proxy statement for its 2026 annual meeting of stockholders) (collectively, the “Applicable NEOs”). The Applicable NEOs do not include the following individuals who were named executive officers of the Company in the 2025 Proxy Statement: Tim L. Hingtgen, the Company’s former Chief Executive Officer who retired on September 30, 2025; Lynn T. Simon, M.D., the Company’s former President, Healthcare Innovation and Chief Medical Officer who retired on December 31, 2024; and Chad A. Campbell, who, as a result of changes in the organizational structure of the Company and its impact on the role and responsibilities of the Company’s Regional Presidents, ceased to be an “executive officer” of the Company as defined in Exchange Act Rule 3b-7, effective May 13, 2025.

2026 Base Salaries

The Board approved the following base salary amounts for the Applicable NEOs for fiscal year 2026:

Name and Position	2026 Base Salary
Kevin J. Hammons, Chief Executive Officer	$1,250,000
Jason K. Johnson, Executive Vice President and Chief Financial Officer	$630,000
Kevin A. Stockton, Executive Vice President of Operations and Development	$740,000

2026 Cash Incentive Compensation

The Board approved performance goals for the Applicable NEOs for fiscal year 2026 under the Company’s 2019 Employee Performance Incentive Plan with target opportunities as follows (expressed as a percentage of base salary):

Name and Position	Target Opportunity
Kevin J. Hammons, Chief Executive Officer	215%
Jason K. Johnson, Executive Vice President and Chief Financial Officer	115%
Kevin A. Stockton, Executive Vice President of Operations and Development	95%

In addition, each of the Applicable NEOs will have the opportunity to achieve an additional percentage of his base salary for the attainment of specific non-financial performance improvements up to a maximum of an additional 50% for Mr. Hammons; 45% for Mr. Johnson; and 30% for Mr. Stockton. Each Applicable NEO will also have the opportunity to achieve an additional percentage of his base salary for overachievement of performance goals up to a maximum of an additional 35% for Mr. Hammons; 65% for Mr. Johnson; and 75% for Mr. Stockton.

Long-Term Incentive Compensation – Equity Awards

Pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan, the Board approved the following equity grants to the Applicable NEOs, with a grant date of March 1, 2026 (the “Grant Date”):

Name and Position	Non-Qualified Stock Options	Time Vesting Restricted Stock	Performance-Based Restricted Stock
Kevin J. Hammons, Chief Executive Officer	200,000	200,000	400,000
Jason K. Johnson, Executive Vice President and Chief Financial Officer	90,000	90,000	180,000
Kevin A. Stockton, Executive Vice President of Operations and Development	30,000	30,000	60,000

The number of shares of performance-based restricted stock granted to each Applicable NEO is subject to the attainment of certain performance objectives during the three-year period beginning January 1, 2026 and ending December 31, 2028, with the ultimate number of performance-based restricted shares vesting in respect of such awards after such three-year period ranging from 0% to 200% of the shares set forth above based on the level of achievement with respect to such performance objectives.

Both the non-qualified stock options and the time-vesting restricted stock vest ratably over three years, beginning on the first anniversary of the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	February 11, 2026	By:	/s/ Kevin J. Hammons
Kevin J. Hammons Chief Executive Officer (principal executive officer)